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                                   EXHIBIT 21
                            Subsidiary of the Bancorp

                                                         State of Incorporation
                                                         ----------------------
Peoples Bank SB*                                                     Indiana


* Peoples Bank SB is wholly-owned by the Bancorp and the operations of the Bank are included in the Consolidated Financial Statements.


























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